As filed with the Securities and Exchange Commission on May 12, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COGENT COMMUNICATIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-5706863
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2450 N Street N.W.

Washington, D.C. 20037

(Address of Principal Executive Offices)

Amended and Restated Cogent Communications Holdings, Inc. 2017 Incentive Award Plan

(Full title of the plan)

David Schaeffer

Chief Executive Officer

Cogent Communications Holdings, Inc.

2450 N Street N.W.

Washington, D.C. 20037

(Name and address of agent for service)

(202) 295-4200

(Telephone number, including area code, of agent for service)

Copies to:

Patrick H. Shannon

Latham & Watkins LLP

555 11th Street, N.W. Suite 1000

Washington, DC 20004

(202) 637-2200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer	☐
Non-accelerated filer ☐	Smaller reporting company	☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On February 22, 2023, the Board of Directors (the “Board”) of Cogent Communications Holdings, Inc. (the “Company”) approved an amendment and restatement of the Cogent Communications Holdings, Inc. 2017 Incentive Award Plan (as amended and restated, the “Plan”), which includes an increase in the number of shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), available for issuance under the Plan by 1,200,000 shares. On May 3, 2023, stockholders voted to approve the amendment and restatement of the Plan. This Registration Statement on Form S-8 is being filed in order to register the 1,200,000 additional shares of Common Stock that may be offered or sold to participants under the Plan.

The Company previously filed registration statements on Form S-8 (File Nos. 333-217608, 333-231145 and 333-255712) registering shares of Common Stock that may be offered or sold to participants under the Plan (collectively, the “Registration Statements”). The contents of the Registration Statements are incorporated by reference herein to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I will be sent to or given by the Company to each recipient of an award under the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company are incorporated herein by reference:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (File No. 000-51829), filed with the Commission on February 24, 2023;

(b)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 (File No. 000-51829), filed with the Commission on May 5, 2023;

(c)	the Company’s Current Reports on Form 8-K (File No. 000-51829), filed with the Commission on January 6, 2023, January 11, 2023, May 1, 2023 and May 4, 2023 (Items 5.02 and 5.07); and

(d)	the description of the Company’s Common Stock registered pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (incorporated by reference to Exhibit 4.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on February 28, 2020).

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this registration statement and to be a part hereof from the date of filing of such document.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or included in future filings, that are not deemed “filed” with the Commission.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.       Exhibits.

Exhibit No.		Description

4.1		Certificate of Incorporation of Cogent Communications Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 15, 2014 (File No. 000-31227)).

4.2		Amended and Restated Bylaws of Cogent Communications Holdings, Inc. (as of May 4, 2022) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed May 4, 2022 (File No. 000-51829)).

5.1	*	Opinion of Chief Legal Officer.

23.1	*	Consent of Chief Legal Officer (included in Exhibit 5.1).

23.2	*	Consent of Ernst & Young LLP.

24.1	*	Power of Attorney (included in the signature page hereto).

99.1		Amended and Restated Cogent Communications Holdings, Inc. 2017 Incentive Award Plan (incorporated by reference to Annex A of the Company’s Definitive Proxy Statement on Schedule 14A filed March 15, 2023 (File No. 000-51829)).

107*		Filing Fee Table

*      Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on this 12th day of May, 2023.

COGENT COMMUNICATIONS HOLDINGS, INC.

By:	/s/ DAVID SCHAEFFER
Name:	David Schaeffer
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Cogent Communications Holdings, Inc., do hereby constitute and appoint David Schaeffer and Thaddeus Weed, and each of them, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and agreements of the Securities and Exchange Commission, in connection with this Registration Statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DAVID SCHAEFFER	Chairman and Chief Executive Officer	May 12, 2023
David Schaeffer	(Principal Executive Officer)

/s/ THADDEUS WEED	Vice President, Chief Financial Officer and Treasurer	May 12, 2023
Thaddeus Weed	(Principal Financial and Accounting Officer)

/s/ MARC MONTAGNER	Director	May 12, 2023
Marc Montagner

/s/ DAVID BLAKE BATH	Director	May 12, 2023
David Blake Bath

/s/ STEVEN BROOKS	Director	May 12, 2023
Steven Brooks

/s/ LEWIS H. FERGUSON III	Director	May 12, 2023
Lewis H. Ferguson III

/s/ DENEEN HOWELL	Director	May 12, 2023
Deneen Howell

/s/ EVE HOWARD	Director	May 12, 2023
Eve Howard

/s/ SHERYL KENNEDY	Director	May 12, 2023
Sheryl Kennedy

/s/ PAUL DE SA	Director	May 12, 2023
Paul De Sa